UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2025

Pediatrix Medical Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace
Sunrise, Florida	33323
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 384-0175

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on January 12, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of Pediatrix Medical Group, Inc., a Florida corporation (the “Company”), appointed Mr. Mark S. Ordan to serve as the Company’s Chief Executive Officer and principal executive officer, succeeding Dr. James D. Swift.

Mr. Ordan, age 65, has been a Director of the Company since July 2020 and Executive Chair of the Board since October 2024. He previously served as Executive Chair of the Board from January 2023 to June 2023, Chair of the Board from July 2023 to October 2024 and as the Company’s Chief Executive Officer from July 2020 through December 2022. For more information regarding Mr. Ordan, see the Company’s Definitive Proxy Statement on Schedule 14A for its 2024 Annual Shareholders Meeting, filed with the Securities and Exchange Commission on March 28, 2024 (the “Proxy Statement”).

In connection with his appointment as Chief Executive Officer, on the Effective Date Mr. Ordan, the Company and a wholly-owned subsidiary of the Company entered into an employment agreement (the “Employment Agreement”), which has an initial term of five years, subject to automatic annual renewals thereafter. Pursuant to the Employment Agreement, Mr. Ordan is to receive, among other items and subject to certain exceptions and conditions set forth therein, (i) an annual salary of $1 million; (ii) a one-time cash retention award of $2 million, payable within 30 days of the Effective Date and subject to pro-rata repayment in the event that Mr. Ordan voluntary resigns (other than for “Good Reason,” as defined in the Employment Agreement) or is terminated by the Company for “Cause” (as defined in the Employment Agreement) during the three years following the Effective Date; (iii) an annual performance bonus, with a target opportunity equal to 150% of his annual base salary, with the amount payable based on performance metrics and a performance range to be set annually by the Compensation and Talent Committee of the Board; (iv) an equity transformation award (the “Equity Transformation Award”) in the form of a performance share unit award with respect to 640,000 shares of the Company’s common stock, which will vest, to the extent earned, on the three-year anniversary of the Effective Date and with the shares underlying the Equity Transformation Award being earned in one-third installments based on the Company achieving stock price hurdles equal to 125%, 150% and 175% of the average closing price per share of the Company’s common stock over the twenty (20) trading days immediately preceding the Effective Date for at least 20 consecutive trading days before the third anniversary of the Effective Date; and (v) annual equity grants in each year during the Employment Period, with a target grant date fair value of no less than $5.5 million.

Under the terms of the Employment Agreement, Mr. Ordan is eligible cash severance for a termination by the Company without “Cause” or by Mr. Ordan for “Good Reason” equal to two times Mr. Ordan’s base salary, plus two times the greater of his average annual performance bonus and his target bonus, plus a pro rata bonus for the year of termination based on actual performance and the acceleration of Mr. Ordan’s then-outstanding equity awards, with any performance-based awards subject to the achievement of the underlying performance goals. In the event of Mr. Ordan’s termination by the Company without Cause or resignation due to Good Reason, in each case, within six months prior to or twelve months following a Change in Control, Mr. Ordan will receive a severance payment equal to three times his base salary plus three times the greater of his average annual performance bonus and his target bonus, plus a pro rata bonus for the year of termination based on actual performance and the acceleration of Mr. Ordan’s then-outstanding equity awards, with any performance-based awards deemed achieved at the greater of target or actual performance through the date of the change in control. Mr. Ordan is also subject to customary non-competition, non-solicitation, non-disparagement and confidentiality provisions under the terms of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

Mr. Ordan will continue to serve as a member of the Board and as Chair of the Board, but will not receive any compensation for his Board service.

There are no arrangements or understandings between Mr. Ordan and any other person pursuant to which he was appointed as Chief Executive Officer of the Company and no family relationships between Mr. Ordan and any director or executive officer of the Company. Other than as described in this Current Report on Form 8-K, his compensation for Board service and the previously disclosed severance received from his prior tenure as Chief Executive Officer, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. Ordan had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Dr. Swift’s transition from his role as Chief Executive Officer is a termination without “Cause” pursuant to that certain Third Amended and Restated Employment Agreement, dated April 26, 2023, by and between Dr. Swift and a wholly-owned subsidiary of the Company, and Dr. Swift will receive the benefits thereunder following the execution of a general release of claims in favor of the Company, as described in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pediatrix Medical Group, Inc.

Date: January 14, 2025	By:	/s/ Kasandra H. Rossi
Kasandra H. Rossi Chief Financial Officer